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EXHIBIT 99

                                PRESS RELEASE


FOR IMMEDIATE RELEASE

Contact:    Bill Williams, President
     or     Jay Rife, Vice President
            Phone: 1-330-532-1517

                        GRAND CENTRAL FINANCIAL CORP.
                        ANNOUNCES QUARTERLY DIVIDENDS

Wellsville, Ohio - March 21, 2003 - - Grand Central Financial Corp. (NASDAQ:
Small Cap: GCFC), announced today that its Board of Directors, at their meeting on March 21, 2003, declared a cash dividend of 9 cents per share on its common stock payable April 21, 2003 to stockholders of record at the close of business on April 7, 2003.

As of March 21, 2003, Grand Central Financial Corp. had 1,645,921 shares of common stock outstanding which will represent a total dividend paid of $148,132.89.

Grand Central Financial Corp., a holding company owning all the shares of Central Federal Savings & Loan Association of Wellsville, Ohio, was formed in connection with the mutual to stock conversion of Central Federal completed on December 30, 1998.

Central Federal Savings & Loan, organized in 1982, operates two offices located within Columbiana County, Ohio.

Statements contained in this news release, which are not historical facts, contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risk and uncertainties, which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.